Exhibit 10.32

SERVICES AGREEMENT

        THIS SERVICES AGREEMENT by and between Portola Packaging, Inc., a
Delaware corporation ("Portola"), and Sand Hill Systems, Inc., a Delaware
corporation ("Sand Hill"), is dated as of the1st day of July, 1999.

                             R E C I T A L S

        A. Sand Hill is a wholly-owned subsidiary of Portola.

        B. Portola  is providing and intends to continue to provide certain services defined in Section 2 below (the "Services") in respect of personnel, facilities and equipment to Sand Hill.

        C. Sand Hill wishes to receive these Services.

        D. The parties have previously agreed to have Sand Hill make payment for the Services in the form of an unsecured Promissory Note.

        NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                             A G R E E M E N T

         1. Term.   Portola shall provide Services to Sand Hill until the
date that the Services heretofore rendered and to be rendered have an aggregate value of Three Million Five Hundred Thousand ($3,500,000).
This Agreement shall terminate, and Portola shall no longer be obligated to provide Services, on the earlier of that date or March 31, 2000  (the
"Termination Date").  All Services heretofore or hereafter rendered shall be valued by Portola in its sole discretion, provided such valuations shall not be unreasonable under the circumstances.

         2. Services Provided.   The Services, as this term is used in this
Agreement have consisted and shall consist of the following as well as of other services as the parties may agree in the future:

                2.1     Fully serviced office space at Portola's facilities
located at 850, 860 and 890 Faulstich Court in San Jose, California, to
the extent available and not otherwise used by Portola for other purposes.

                2.2     Administration services provided by senior executives of
Portola including, without limitation, Jack L. Watts, Laurie D. Bassin,
James A. Taylor, Dennis Berg and Pete Schneider.

                2.3     General and administrative services such as the
following:

                    (i)    Preparation of periodic payroll, payroll tax
                           filings, W-2 preparation and all other services
                           relating to the handling of Sand Hill's payroll.
                    (ii)   General ledger processing and financial statement
                           reconciliation, including preparation of monthly
                           financial statements and other month-end,
                           quarter-end and year-end actions associated with
                           closing the books of Sand Hill for those periods.
                   (iii)   External audit assistance and data compilation.
                    (iv)   Budget analysis.
                     (v)   Services relating to human
                           resources matters, such as administering employee
                           health and workers' compensation claims (for both
                           those employees continuing to be employed by
                           Portola and those employed directly by Sand
                           Hill).
                     (vi)  Services in connection with
                           insurance matters, such as casualty, liability
                           and product liability claims, both for and
                           against Sand Hill.
                    (vii)  Miscellaneous matters such as
                           accounts payable processing, check preparation,
                           disbursements, travel and other expense advances
                           processing and control, cash deposit, handling
                           and application, bank liaison, management of
                           short term investments of cash, fixed asset
                           reporting and control, external audit assistance
                           and data compilation, compliance with
                           governmental reporting requirements, training,
                           safety and security and corporate communications.
                           In order that Portola may provide the accounting
                           services specified above, Sand Hill shall provide
                           Portola with all necessary backup documentation
                           on a monthly basis by not later than the fifth
                           day of each next succeeding month.

                2.4  Provision of full-time employees as set forth on Exhibit
"A" hereto (the "Sand Hill  Employees") and other employees as the parties may later agree.

                2.5  Use of the computers, office furniture and other
equipment as set forth on Exhibit "B" hereto (the "Sand Hill Equipment").

                2.6  Access to Portola's telephone network.

                2.7  Access to Portola's internal e-mail system.

                2.8  Occasional use of Portola's other facilities and
equipment as reasonably necessary to execute Sand Hill's business plan.

                2.9  Legal services.

                2.10 Portola shall perform its obligations under this
Agreement in an efficient, professional and competent manner.  Portola represents that it currently has and during the term of this Agreement will continue to employ competent personnel who are capable of performing, and willing and sufficient in number to perform, its obligations hereunder.

        3 Payment.  The parties having agreed from the inception of
Portola's providing of Services that payment therefor shall be by promissory note, Sand Hill hereby delivers to Portola its Promissory Note substantially in the form of Exhibit "C" hereto, and Portola hereby accepts said Note in payment for all Services.

        4. Miscellaneous.

                4.1  Governing Laws.  IT IS THE INTENTION OF THE PARTIES
HERETO THAT THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, U.S.A.
(IRRESPECTIVE OF ITS CHOICE OF LAW PRINCIPLES) SHALL GOVERN THE VALIDITY
OF THIS AGREEMENT, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION
AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO.  THE
PARTIES HEREBY EXCLUDE THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE
INTERNATIONAL SALE OF GOODS FROM THIS AGREEMENT.

                4.2  Arbitration.  The parties agree that all disputes arising under this Agreement shall be finally settled under the Commercial Rules of Arbitration of the American Arbitration Association by a single arbitrator appointed in accordance with said rules.  The award of any such arbitrator may be entered and enforced in any court of competent jurisdiction, including without limitation, the Federal District Court for the Northern District of California or the Superior Court for the
County of Santa Clara, California.

                4.3  Other Provisions.  This Agreement is binding upon and inures to the benefit of the successors and assigns of the parties hereto.  This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof.  This
Agreement may only be amended or observance of any terms of this
Agreement may be waived only by a writing signed by the party to be bound thereby.  Should suit or arbitration be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed by the court or arbitrator.  Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or a partnership between the parties hereto.  Neither party shall have any power or authority to bind or commit the other.

                4.4  Notices.  Whenever either party hereto desires or is
required to give any notice, demand or request with respect to this
Agreement, each such communication shall be in writing and shall be given or made by telecopy, telegraph, cable, mail or other delivery and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the addresses specified below:

If to Portola:                   Portola Packaging, Inc.
                                 890 Faulstich Court
                                 San Jose, California 95112
                                 Telecopy: (408) 453-8462
                                 Attn:  President

with a copy to :                 Themistocles G. Michos, Esq.
                                 Vice President and General Counsel of Portola
                                 221 Main Street, 16th floor
                                 San Francisco, CA 94105
                                 Telecopy: (508) 437-0399

If to Sand Hill:                 Sand Hill Systems, Inc.
                                 2400 Sand Hill Road, Suite 201
                                 Menlo Park, CA 94025
                                 Telecopy: (650) 854-1578

with a copty to:                 Timothy Tomlinson, Esq.
                                 Tomlinson Zisko Morosoli & Maser LLP
                                 200 Page Mill Road, 2nd Floor
                                 Palo Alto, CA 94306
                                 Telecopy: (650) 324-1808

        Except as may be otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier with verified receipt by the receiving telecopier, when delivered to the telegraph or cable office, when personally delivered, two (2) days after being delivered to an air courier (e.g. DHL, or
Federal Express) upon proof of delivery, or, in the case of a mailed notice, four (4) days after being deposited certified or registered mail, postage prepaid.  Either party may change its address for such communications by giving notice thereof to the other party in conformance with this section.

        IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the day and year first below written.

PORTOLA PACKAGING, INC.

By:     /s/ James Taylor
        -------------------
        James Taylor,
        Chief Financial Officer

SAND HILL SYSTEMS, INC.

By:     /s/ Jack L. Watts
        --------------------
        Jack L. Watts, President and
        Chief Executive Officer